Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Huntington Bancshares Incorporated (“Huntington”) and TCF Financial Corporation (“TCF”) as an acquisition by Huntington of TCF. The merger of TCF with and into Huntington (the “merger”) was announced on December 13, 2020, and provides that each share of common stock, par value $1.00 per share, of TCF (“TCF common stock”) issued and outstanding immediately prior to the effective time of the merger (the “effective time”) (other than certain shares held by Huntington or TCF) will be automatically converted into the right to receive 3.0028 shares (the “exchange ratio” and such shares, the “merger consideration”) of common stock, par value $0.01 per share, of Huntington (“Huntington common stock”). In addition, at the effective time, each share of 5.70% Series C Non-Cumulative Perpetual Preferred Stock, no par value, of TCF (“ TCF series C preferred stock”) issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive one share of a newly created series of preferred stock of Huntington (the “new Huntington preferred stock”).

The unaudited pro forma condensed combined financial information have been prepared to give effect to the following:

•

The acquisition of TCF by Huntington under the provision of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, ASC 805, “Business Combinations” where the assets and liabilities of TCF will be recorded by Huntington at their respective fair values as of the date the merger is completed;

•	The distribution of shares of Huntington common stock to TCF’s shareholders in exchange for shares of TCF common stock (based upon a 3.0028 exchange ratio);

•	Certain reclassifications to conform historical financial statement presentation of TCF to Huntington; and

•	Transaction costs in connection with the merger.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Huntington and the related notes included in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2019, and the historical unaudited condensed consolidated financial statements of Huntington and the related notes included in Huntington’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, and (ii) the historical audited consolidated financial statements of TCF and the related notes included in Exhibit 99.1 to this current report on Form 8-K, and the historical unaudited consolidated financial statements of TCF and the related notes included in Exhibit 99.2 to this current report on Form 8-K.

The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2020 and for the year ended December 31, 2019 combine the historical consolidated income statements of Huntington and TCF, giving effect to the merger as if it had been completed on January 1, 2019. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical consolidated balance sheets of Huntington and TCF, giving effect to the merger as if it had been completed on September 30, 2020.

The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The pro forma financial information has been prepared by Huntington in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

As of the date of January 28, 2021, Huntington has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the TCF assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain TCF assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. A final determination of the fair value of TCF’s assets and liabilities will be based on TCF’s actual assets and liabilities as of the date on which the closing of the merger occurs (the “closing date”) and, therefore, cannot be made prior to the completion of the merger. In addition, the value of the merger consideration to be paid by Huntington in shares of Huntington common stock upon the completion of the merger will be determined based on the closing price of Huntington common stock on the closing date and the number of issued and outstanding shares of TCF common stock immediately prior to the closing of the merger. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.

Further, Huntington has not identified all adjustments necessary to conform TCF’s accounting policies to Huntington’s accounting policies. Upon completion of the merger, or as more information becomes available, Huntington will perform a more detailed review of TCF’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the financial information of Huntington after giving effect to the merger (the “combined company”).

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Huntington estimated the fair value of certain TCF assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in TCF’s SEC filings and other publicly available information. Until the merger is completed, both companies are limited in their ability to share certain information.

Upon completion of the merger, a final determination of the fair value of TCF’s assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2020

(dollars in millions, except per share data)			Transaction Accounting Adjustments			Pro forma Condensed Combined
	Historical Huntington	Historical TCF	Reclassifications Note 2	Pro forma Adjustments	Note 4
Assets
Cash and due from banks	$1,029	$538	$—	$—		$1,567
Interest-bearing deposits in the Federal Reserve Bank	5,246	1,233				6,479
Interest-bearing deposits in banks	109	—				109
Trading account securities	54	—				54
Available-for-sale securities	14,807	7,446				22,253
Held-to-maturity securities	8,557	170		10	A	8,737
Other securities	421	301				722
Loans held for sale	1,303	460				1,763
Loans and Leases	81,156	34,344		146	B	115,646
Allowance for loan and lease losses	(1,796)	(515)		(333)	C	(2,644)

Net loans and leases	79,360	33,829	—	(187)		113,002
Bank owned life insurance	2,567	—	156			2,723
Premises and equipment	752	470		(89)	D	1,133
Goodwill	1,990	1,313		893	E	4,196
Servicing rights and other intangible assets	419	190		24	F	633
Other assets	3,502	1,616	(156)	(3)	G	4,959

Total Assets	$120,116	$47,566	$—	$648		$168,330

Liabilities and Shareholders’ Equity
Deposits	$95,154	$39,172	$—	$20	H	$134,346
Short-term borrowings	222	655				877
Long-term debt	9,174	872		29	I	10,075
Other liabilities	2,649	1,208		9	J	3,866

Total Liabilities	107,199	41,907	—	58		149,164
Shareholder’s Equity:
Preferred stock	2,191	169		15	K	2,375
Common stock	10	152		(147)	L	15
Capital surplus	8,766	3,451		2,949	M	15,166
Less treasury shares, at cost, and other	(59)	(27)		27		(59)
Accumulated other comprehensive gain (loss)	257	192		(192)	N	257
Retained earnings	1,752	1,700		(2,062)	O	1,390

Total shareholders’ equity	12,917	5,637	—	590		19,144

Noncontrolling interests in consolidated subsidiaries	—	22		—		22

Total Equity Capital	12,917	5,659	—	590		19,166

Total liabilities and shareholders’ equity	$120,116	$47,566	$—	$648		$168,330

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Nine Months Ended September 30, 2020

(dollars in millions, except per share data)			Transaction Accounting Adjustments			Pro forma Condensed Combined
	Historical Huntington	Historical TCF	Reclassifications Note 2	Pro forma Adjustments	Note 5
Interest and fee income:
Loans and leases	$2,327	$1,209	$—	$(50)	A	$3,486
Investment securities	407	121	—	(2)	B	526
Other	35	24	—	—		59

Total interest income	2,769	1,354	—	(52)		4,071

Interest expense:
Deposits	182	146	—	(1)	C	327
Borrowings	188	51	—	11	D	250

Total interest expense	370	197	—	10		577

Net interest income	2,399	1,157	—	(62)		3,494
Provision for credit losses	945	245	—	—		1,190

Net interest income after provision for credit losses	1,454	912	—	(62)		2,304

Service charges on deposit accounts	223	83	—	—		306
Cards and payment processing income	183	66	—	—		249
Trust and investment management services	140	19	—	—		159
Mortgage banking income	277	10	—	—		287
Leasing income	—	103	—	—		103
Capital markets fees	91	—	15	—		106
Insurance income	72	—	—	—		72
Bank owned life insurance income	49	—	4	—		53
Gain on sale of loans and leases	30	73	—	—		103
Net (losses) gains on sales of securities	(1)	2	—	—		1
Other income	118	33	(19)	—		132

Total noninterest income	1,182	389	—	—		1,571

Personnel costs	1,267	512	—	—		1,779
Outside data processing and other services	273	—	63	—		336
Equipment	132	160	(70)	—		222
Net occupancy	119	—	70	(2)	F	187
Lease financing equipment depreciation	—	55	—	—		55
Professional services	34	—	18	—		52
Amortization of intangibles	31	—	16	5	G	52
Marketing	23	—	21	—		44
Deposit and other insurance expense	24	—	18	—		42
Merger-related expenses	—	172	—	—		172
Other expense	136	249	(136)	—		249

Total noninterest expense	2,039	1,148	—	3		3,190

Income before income taxes	597	153	—	(65)		685
Provision for income taxes	96	15	—	(15)	J	96

Income before minority interest	501	138	—	(50)		589
Income attributable to minority interest	—	6	—	—		6

Net income	501	132	—	(50)		583
Dividends on preferred shares	65	7	—	—		72

Net income applicable to common shares	$436	$125	$—	$(50)		$511

Earnings per common share	$0.43	0.82				$0.35
Diluted earnings per common share	0.42	0.82				$0.34
Weighted average common shares	1,017,052	151,761			K	1,472,761
Diluted average common shares	1,031,573	151,827			K	1,487,479

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Year Ended December 31, 2019

(dollars in millions, except per share data)			Transaction Accounting Adjustments			Pro forma Condensed Combined
	Historical Huntington	Historical TCF	Reclassifications Note 2	Pro forma Adjustments	Note 5
Interest and fee income:
Loans and leases	$3,541	$1,431	$—	19	A	$4,991
Investment securities	596	118	—	(4)	B	710
Other	64	38	—	—		102

Total interest income	4,201	1,587	—	15		5,803

Interest expense:
Deposits	585	226	—	18	C	829
Borrowings	403	72	—	10	D	485

Total interest expense	988	298	—	28		1,314

Net interest income	3,213	1,289	—	(13)		4,489
Provision for credit losses	287	65	—	330	E	682

Net interest income after provision for credit losses	2,926	1,224	—	(343)		3,807

Service charges on deposit accounts	372	128	—	—		500
Cards and payment processing income	246	87	—	—		333
Trust and investment management services	178	10	—	—		188
Mortgage banking income	167	21	—	—		188
Leasing income	—	164	—	—		164
Capital markets fees	123	—	(7)	—		116
Insurance income	88	—	—	—		88
Bank owned life insurance income	66	—	2	—		68
Gain on sale of loans and leases	55	26	—	—		81
Net (losses) gains on sales of securities	(24)	7	—	—		(17)
Other income	183	22	5	—		210

Total noninterest income	1,454	465	—	—		1,919

Personnel costs	1,654	577	—	—		2,231
Outside data processing and other services	346	—	59	—		405
Equipment	163	190	(76)	—		277
Net occupancy	159	—	75	(3)	F	231
Lease financing equipment depreciation	—	76	—	—		76
Professional services	54	—	26	—		80
Amortization of intangibles	49	—	12	20		81
Marketing	37	—	28	—		65
Deposit and other insurance expense	34	—	18	—		52
Merger-related expenses	—	172	—	87		259
Other expense	225	317	(142)	50		450

Total noninterest expense	2,721	1,332	—	154		4,207

Income before income taxes	1,659	357	—	(497)		1,519
Provision for income taxes	248	50	—	(111)		187

Income before minority interest	1,411	307	—	(386)		1,332
Income attributable to minority interest	—	12	—	—		12

Net income	1,411	295	—	(386)		1,320
Dividends on preferred shares	74	10	—	—		84

Net income applicable to common shares	$1,337	$285	$—	$(386)		$1,236

Earnings per common share	$1.29	$2.56				$0.90
Diluted earnings per common share	1.27	2.55				$0.89
Weighted average common shares	1,038,840	111,604			K	1,373,965
Diluted average common shares	1,056,079	111,818			K	1,391,847

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined income statement for the nine months ended September 30, 2020 and for the year ended December 31, 2019 combine the historical consolidated income statement of Huntington and TCF, giving effect to the merger as if it had been completed on January 1, 2019. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical consolidated balance sheets of Huntington and TCF, giving effect to the merger as if it had been completed on September 30, 2020.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger involving Huntington and TCF under the acquisition method of accounting with Huntington treated as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of TCF, as of the effective time, will be recorded by Huntington at their respective fair values, and the excess of the merger consideration over the fair value of TCF’s net assets will be allocated to goodwill.

The merger provides for TCF common shareholders to receive 3.0028 shares of Huntington common stock for each share of TCF common stock they hold immediately prior to the merger. Based on the closing trading price of shares of Huntington common stock on the Nasdaq Global Select Market on January 22, 2021, the value of the merger consideration per share of TCF common stock was $41.56. In addition, each share of TCF’s series C preferred stock will be converted into the right to receive a share of new Huntington preferred stock.

The pro forma allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but are not be limited to, changes in (i) TCF’s balance sheet through the effective time; (ii) the aggregate value of merger consideration paid if the price of shares of Huntington common stock varies from the assumed $13.84 per share, which represents the closing share price of Huntington common stock on January 22, 2021; (iii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of both Huntington and TCF are in the process of being reviewed in detail. Upon completion of such review, additional conforming adjustments or financial statement reclassification may be necessary.

Note 2. Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of TCF’s financial information to identify differences in accounting policies and differences in balance sheet and income statement presentation as compared to the presentation of Huntington. At the time of preparing the unaudited pro forma condensed combined financial information, Huntington had not identified all adjustments necessary to conform TCF’s accounting policies to Huntington’s accounting policies. The adjustments represent Huntington’s best estimates based upon the information currently available to Huntington and could be subject to change once more detailed information is available.

Note 3. Preliminary Purchase Price Allocation

The following table summarizes the determination of the purchase price consideration with a sensitivity analysis assuming a 10% increase and 10% decrease in the price per share of Huntington common stock from the January 22, 2021 baseline with its impact on the preliminary goodwill.

(dollars in millions, except per share data, shares in thousands)	January 22, 2021	10% Increase	10% Decrease
Shares of TCF	152,514	152,514	152,514
Exchange ratio	3.0028	3.0028	3.0028

Huntington shares to be issued	457,969	457,969	457,969
Price per share of Huntington common stock on January 22, 2021	$13.84	$15.22	$12.46

Preliminary consideration for common stock	$6,338	$6,970	$5,706
Consideration for equity awards	52	58	47
Preferred stock fair value adjustment	15	15	15

Total pro forma purchase price consideration	$6,405	$7,043	$5,768

Preliminary goodwill	$2,206	$2,844	$1,569

TCF Net Assets at Fair Value
Assets
Cash and deposits			$1,771
Investment and other securities			7,927
Loans held for sale			460
Loans and leases			33,972
Core deposit and other intangible assets			214
Other assets			1,994

Total Assets			46,338
Liabilities and Equity
Deposits			39,192
Short-term borrowings			655
Long-term debt			901
Other liabilities			1,185

Total liabilities			41,933
Preferred stock			184
Non-controlling interest			22

Total liabilities and equity			42,139
Net assets acquired			4,199

Preliminary goodwill			$2,206

Note 4. Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheets

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 22.4% tax rate, which represents the blended statutory rate, to arrive at deferred tax asset or liability adjustments. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

A.	Adjustment to securities classified as held-to maturity to reflect the estimated fair value of the acquired investment securities.

B.

Adjustment to loans and leases reflect estimated fair value adjustments, which include lifetime credit loss expectations for loans and leases, current interest rates and liquidity. The adjustment includes the following:

September 30, 2020
(dollars in millions)
Reversal of historical TCF loan and lease fair value adjustments	$132
Estimate of lifetime credit losses on acquired loans and leases	(848)
Estimate of fair value related to current interest rates and liquidity	344

Net fair value pro forma adjustments	(372)
Gross up of PCD loans and leases for credit mark - See C below for Allowance	518

Cumulative pro forma adjustments to loans and leases	$146

For purposes of pro forma presentation, the fair value adjustment is being recognized over a weighted average period of 2 years for commercial loans and 5 years for consumer loans in Interest and Fee Income— Loans and Leases.

C.	Adjustments to the allowance for loan and lease losses include the following:

September 30, 2020
(dollars in millions)
Reversal of historical TCF allowance for loan and lease losses	$(515)
Estimate of lifetime credit losses for PCD loans and leases	518
Estimate of lifetime credit losses for non-PCD loans and leases	330

Net change in allowance for loan and lease losses	$333

D.	Adjustment to property and equipment to reflect the estimated fair value of acquired premises and equipment.

E.	Eliminate the historical TCF goodwill of $1.3 billion at the closing date and record estimated goodwill associated with the merger of $2.2 billion.

F.	Eliminate the historical TCF other intangibles of $152 million and record an estimated core deposit intangible of $164 million and a trust relationship intangible of $12 million related to the merger.

G.	Adjustment to other assets to reflect the estimated fair value of other real estate owned.

H.	Adjustment to deposits to reflect the estimated fair value of certificates of deposits.

I.	Adjustment to long-term debt to reflect the estimated fair value of TCF long-term debt.

J.	Adjustment to other liabilities for the following:

September 30, 2020
(dollars in millions)
Estimate of the fair value of accrued expenses and other liabilities	$14
Foundation contribution	50
Merger-related transaction costs	87
Deferred taxes related to acquisition accounting adjustments	(142)

Net other liabilities transaction accounting adjustments	$9

K.	Adjustment to preferred shares to reflect the estimated fair value of the TCF series C preferred stock and its conversion to new Huntington preferred stock.

L.	Adjustments to common stock to eliminate TCF common stock of $152 million par value and record the issuance of Huntington common stock to TCF common shareholders of $5 million par value.

M.	Adjustments to capital surplus to eliminate TCF capital surplus of $3.5 billion and record the issuance of Huntington common stock in excess of par value to TCF common shareholders of $6.4 billion.

N.	Adjustment to eliminate TCF accumulated other comprehensive gain of $192 million.

O.	Adjustment to eliminate TCF retained earnings of $1.7 billion offset by purchase accounting adjustments included herein.

Note 5. Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements

A.

Net adjustments to interest income of $(50) million and $19 million for the nine-month period ended September 30, 2020 and the year ended December 31, 2019, respectively, to eliminate TCF accretion of discounts on previously acquired loans and leases and record the estimated amortization of the net premium on acquired loans and leases.

B.

Net adjustments to interest income of $(2) million and $(4) million for the nine-month period ended September 30, 2020 and the year ended December 31, 2019, respectively, to record the estimated amortization of the premium on acquired held-to-maturity securities.

C.

Net adjustment to reflect interest expense on deposits of $(1) million and $18 million for the nine-month period ended September 30, 2020 and the year ended December 31, 2019, respectively, to eliminate the TCF discount accretion on previously acquired deposits and to record the estimated amortization of the deposit premium on acquired interest-bearing deposits.

D.

Net adjustment to reflect interest expense on borrowings of $11 million and $10 million for the nine-month period ended September 30, 2020 and the year ended December 31, 2019, respectively, to eliminate the TCF discount accretion on previously acquired debt and to record the estimated amortization of premium on long-term debt.

E.	Adjustment to record provision expense on TCF’s non-PCD loans of $330 million.

F.

Adjustment to occupancy expense of $(2) million and $(3) million for the nine-month period ended September 30, 2020 and the year ended December 31, 2019, respectively, to reflect reduction of depreciation expense as a result of estimated fair value on acquired property. Average life of the depreciable assets will be twelve years.

G.

Net adjustments to intangible amortization of $5 million and $20 million for the nine-month period ended September 30, 2020 and the year ended December 31, 2019, respectively, to eliminate TCF amortization on other intangible assets and record estimated amortization of acquired other intangible assets. Core deposit intangibles will be amortized using the sum-of-the-years-digits method over ten years. Trust relationship intangible assets will be amortized using the sum-of-the-year-digits over twelve years.

			Amortization Expense
(dollars in millions)	Estimated Fair Value	Useful Life (years)	Year ended December 31, 2019	Nine-month period ended September 30, 2020
Core deposit intangible	$164	10	$30	$20
Trust relationship intangible	12	12	2	1

	$176		32	21
Historical amortization expense			(12)	(16)

Pro forma net adjustment to amortization			$20	$5

Amortization for next five years
Remainder of 2020	$7
2021	25
2022	22
2023	19
2024	16

H.	Adjustment to reflect the merger-related transaction costs of $87 million.

I.	Adjustment to reflect Huntington’s committed contribution of $50 million to establish a new Huntington Donor Advised Fund at the Community Foundation for Southeast Michigan.

J.	Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated combined statutory federal and state rate at 22.4%.

K.

Adjustments to weighted-average shares of Huntington common stock outstanding to eliminate weighted-average shares of TCF common stock outstanding and record shares of Huntington common stock outstanding, calculated using an exchange ratio of 3.0028 per share for all shares.

Note 6. Potential Divestitures in Connection with the Merger

As part of the initial filing of the application to the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) on January 11, 2021, Huntington and TCF offered to divest TCF branches in four Michigan banking markets with deposits totaling approximately $375 million, based on Summary of Deposit levels reported as of June 30, 2020, to address potential competitive concerns. Because there can be no assurance that the divestiture proposal will be accepted or deemed sufficient by the Federal Reserve Board and the Antitrust Division of the Department of Justice (the “DOJ”), these divestitures are excluded from the unaudited pro forma condensed combined financial information.